ARTICLES OF AMENDMENT
                              TO THE
                RESTATED ARTICLES OF INCORPORATION
                                OF
                     ATMOS ENERGY CORPORATION
                            AS AMENDED


      Pursuant to the provisions of Article 11 of Chapter 9 of the Virginia Stock Corporation Act, the undersigned corporation (hereinafter referred to as the "Corporation") adopts the following Articles of Amendment to its Restated Articles of Incorporation as Amended, which increase the number of authorized shares of the common stock of the Corporation.

                            ARTICLE ONE

     The name of the Corporation is Atmos Energy Corporation.

                            ARTICLE TWO

      After being proposed by the Board of Directors of the Corporation and submitted to the shareholders in accordance with Chapter 9 of the Virginia Stock Corporation Act, the following amendment to the Restated Articles of Incorporation as Amended was adopted by the shareholders of the Corporation on February 10, 1999:

     Section  1  of  Article  VII  of  the  Restated  Articles   of
     Incorporation as Amended be amended to read as follows:

          "The   aggregate   number  of   shares   which   the
          Corporation shall have the authority to issue is One
          Hundred Million (100,000,000) shares of Common Stock having no par value."

                           ARTICLE THREE

      The number of shares of the Corporation outstanding as of the record date was 30,610,922 and the number of shares entitled to vote on the amendment was 30,610,922.

                           ARTICLE FOUR

      The number of shares voting for the amendment to increase the number of authorized shares of common stock of the Corporation was 25,163,516, the number of shares voting against such amendment was 1,671,070, and the number of shares abstaining was 343,513.

     DATED:    February 10, 1999.

                              ATMOS ENERGY CORPORATION



                              By:__________________________________
                                   Robert W. Best
                                   Chairman of the Board, President
                                   and Chief Executive Officer